Exhibit 99.1

                                    KATY NEWS

                              FOR IMMEDIATE RELEASE

                   KATY INDUSTRIES, INC. ANNOUNCES $5 MILLION
                            STOCK REPURCHASE PROGRAM

MIDDLEBURY, CT - April 17, 2003 - Katy Industries, Inc. (NYSE: KT) today announced a plan to repurchase up to $5 million of its common stock.

"We believe this stock repurchase plan is an attractive investment at current stock prices and a prudent use of the company's funds," said C. Michael Jacobi, Katy Industries' President and Chief Executive Officer.

Under the plan, the stock may be purchased in the open market or privately negotiated transactions from time to time in compliance with the SEC's regulations, subject to market conditions and other factors. The repurchase plan does not require Katy to acquire any specific number of shares and may be terminated at any time.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by, and information currently available to, the company's management. Additionally, the forward-looking statements are based on Katy's current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy's filings with the SEC, which may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Electrical/Electronics and Maintenance Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(203) 598-0397